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                                                                    EXHIBIT 23.5


                                  (Translation)

                       Letterhead of Zhong Xin Law Office





Brighton Technologies Corporation
New Jersey, United States of America

               We hereby consent to the use of our opinion regarding the legal inquiry request made by Brighton Electronics Corporation Limited, dated July 9, 1997, and our name as part of the Prospectus of Brighton Technologies Corporation.


               /s/ Lian Yan, Attorney
               Seal of Zhong Xin Law Office
               December 18, 1997





                                   CERTIFICATE


               The undersigned hereby certifies that he is the Secretary of Brighton Technologies Corporation; and that the foregoing is a fair and accurate English translation of the Consent of Zhong Xin Law Office.

               Dated this 9th day of January, 1998.


                                            /s/ Warren Wang
                                            ------------------------------------
                                            Warren Wang, Secretary